EXHIBIT 99.3

CONSENT OF CITIGROUP GLOBAL MARKETS INC.

We hereby consent to the use of our name and to the inclusion of our opinion letter, dated May 3, 2005, as Annex B to, and the reference thereto under the caption “SUMMARY OF THIS JOINT PROXY STATEMENT/PROSPECTUS—Opinions of Financial Advisors”, “American Tower’s Reasons for the Merger” and “Opinion of American Tower’s Financial Advisor,” in the Registration Statement on Form S-4 of American Tower Corporation and in the Joint Proxy Statement/Prospectus of American Tower Corporation and SpectraSite, Inc. which is part of such Registration Statement. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

CITIGROUP GLOBAL MARKETS INC.

/s/ Citigroup Global Markets Inc.

New York, New York

May 27, 2005